Exhibit 32

Section 1350 Certification

Executive Certification

pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of People’s United Financial, Inc. (the “Company”), a Delaware corporation, does hereby certify, to the best of the officer’s knowledge, that:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934.

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period ended March 31, 2008.

This Certification is made effective as of the date the Report is filed with the Securities and Exchange Commission.

Date: May 9, 2008	/s/ Philip R. Sherringham
Philip R. Sherringham
Chief Executive Officer and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.